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Exhibit 4.3

          FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 19, 2003, among the Subsidiaries of the Company (as defined below) listed on Schedule II hereto (the "Guaranteeing Subsidiaries"), Asbury Automotive Group, Inc., a Connecticut corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 5, 2002 providing for the issuance of 9% Senior Subordinated Notes due 2012 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee");

        WHEREAS the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder of a Note to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error; and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

          (a)  Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

              (i)  the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (ii)  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b)  The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c)  The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d)  This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and such Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

          (e)  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f)    Such Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g)  As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

          (h)  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i)    Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

        3.    EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

        4.    GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a)  No Guaranteeing Subsidiary may sell or otherwise dispose of all or substantially all of its assets to or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          either

              (i)

              (A)  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of that Guarantor under the Indenture, its Guarantee and, if the Exchange Offer has not been consummated or Special Interest remains due and owing, under the Registration Rights Agreement pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and completes all other required documentation; or

              (B)  the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the provisions of described in the third paragraph of Section 4.10 of this Indenture; and

            (ii)  immediately after giving effect to such transaction, no Default exists.

          (b)  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c)  Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

        5.    RELEASES.

          (a)  In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

          (b)  Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

        6.    NO RECOURSE AGAINST OTHERS.    No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

        7.    AMENDMENT.    The first sentence of definition of "Indebtedness" set forth in Section 1.01 of the Indenture is hereby amended by inserting the words "or Attributable Debt in respect of sale and leaseback transactions" at the end of clause (iv) thereof and inserting the words ", Attributable Debt" immediately following the words "(other than letters of credit" and immediately preceding the words "and Hedging Obligations)" set forth after clause (vi) thereof.

        8.    INDENTURE.    Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

        9.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        10.    COUNTERPARTS.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        11.    EFFECT OF HEADINGS.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        12.    THE TRUSTEE.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SIGNATURES

Dated as of March 19, 2003

ASBURY AUTOMOTIVE GROUP, INC.
By:	/s/ THOMAS F. GILMAN
Name: Thomas F. Gilman Title: Senior Vice President & CFO
EACH GUARANTOR LISTED ON SCHEDULE I HERETO
By:	/s/ THOMAS F. GILMAN
Name: Thomas F. Gilman Title: Vice President
EACH GUARANTEEING SUBSIDIARY LISTED ON SCHEDULE II HERETO
By:	/s/ THOMAS F. GILMAN
Name: Thomas F. Gilman Title: Vice President
THE BANK OF NEW YORK
By:	/s/ GEONVANNI BARRIS
Name: Geovanni Barris Title: Vice President

Schedule I

SCHEDULE OF GUARANTORS

        The following schedule lists each Guarantor under the Indenture as of the Issue Date:

Asbury Automotive Group Holdings, Inc.
Asbury Automotive Group L.L.C.
Asbury Automotive Management L.L.C.
Asbury Automotive Financial Services, Inc.
Asbury Automotive Used Car Centers L.L.C.
Asbury Automotive Used Car Centers Texas GP L.L.C.
Asbury Automotive Used Car Centers Texas L.P.
Asbury Automotive Arkansas L.L.C.
Asbury Automotive Arkansas Dealership Holdings L.L.C.
NP FLM L.L.C.
NP VKW L.L.C.
Prestige TOY L.L.C.
Premier NSN L.L.C.
Premier LM L.L.C.
Hope FLM L.L.C.
NP MZD L.L.C.
Prestige Bay L.L.C.
Premier Pon L.L.C.
Hope CPD L.L.C.
TXK L.L.C.
TXK FRD, L.P.
TXK CPD, L.P.
Escude-NN L.L.C.
Escude-T L.L.C.
Escude-M L.L.C.
Escude-NS L.L.C.
Escude-D L.L.C.
Escude-MO L.L.C.
Asbury MS Metro L.L.C.
Asbury MS Gray-Daniels L.L.C.
Asbury Automotive Atlanta L.L.C.
Asbury Atlanta Hon L.L.C.
Asbury Atlanta Chevrolet L.L.C.
Asbury Atlanta Lex L.L.C.
Asbury Atlanta AC L.L.C.
Atlanta Real Estate Holdings L.L.C.
Asbury Atlanta Jaguar L.L.C.
Spectrum Insurance Services L.L.C.
Asbury Atlanta AU L.L.C.
Asbury Atlanta Infiniti L.L.C.
Asbury Automotive Jacksonville GP L.L.C.
Asbury Automotive Jacksonville, L.P.
Asbury Jax Holdings, L.P.
Asbury Jax Management L.L.C.
Coggin Automotive Corp.

CP-GMC Motors, Ltd.
CH Motors, Ltd.
CN Motors, Ltd.
CFP Motors, Ltd.
Avenues Motors, Ltd.
CHO Partnership, Ltd.
ANL, L.P.
Bayway Financial Services, L.P.
Coggin Management, L.P.
C&O Properties, Ltd.
Asbury Automotive Central Florida, L.L.C.
CK Chevrolet L.L.C.
CK Motors L.L.C.
Asbury Automotive Deland, L.L.C.
AF Motors, L.L.C.
ALM Motors, L.L.C.
Asbury Deland Imports 2, L.L.C.
Asbury-Deland Imports, L.L.C.
Coggin Cars L.L.C.
Coggin Chevrolet L.L.C.
CSA Imports L.L.C.
Coggin Orlando Properties LLC
KP Motors L.L.C.
HFP Motors L.L.C.
Asbury Automotive Mississippi L.L.C.
Asbury MS Wimber L.L.C.
Crown GPG L.L.C.
Crown GBM L.L.C.
Crown GAU L.L.C.
Crown GKI L.L.C.
Crown GMI L.L.C.
Crown GDO L.L.C.
Crown GNI L.L.C.
Crown GHO L.L.C.
Crown GAC L.L.C.
Crown CHH L.L.C.
Crown CHV L.L.C.
Crown RIS L.L.C.
Crown RIA L.L.C.
Crown RIB L.L.C.
Crown Motorcar Company L.L.C.
Crown GVO L.L.C.
Crown FFO L.L.C.
Asbury Automotive North Carolina L.L.C.
Asbury Automotive North Carolina Management L.L.C.
Asbury Automotive North Carolina Real Estate Holdings L.L.C.
Asbury Automotive North Carolina Dealership Holdings L.L.C.
Crown Raleigh L.L.C.
Crown Fordham L.L.C.
Camco Finance L.L.C.
Camco Finance II L.L.C.

Crown FFO Holdings L.L.C.
Crown RPG L.L.C.
Crown FDO L.L.C.
Crown Acura/Nissan, LLC
Crown Battleground L.L.C.
Crown Dodge, LLC
Crown Honda, LLC
Crown Honda-Volvo, LLC
Crown Mitsubishi, LLC
Crown Royal Pontiac, LLC
RER Properties, LLC
RWIJ Properties, LLC
Thomason Frd L.L.C.
Thomason Hon L.L.C.
Thomason Niss L.L.C.
Thomason Hund L.L.C.
Thomason Maz L.L.C.
Thomason Zuk L.L.C.
Thomason Ty L.L.C.
Thomason Sub L.L.C.
Thomason Dam L.L.C.
Damerow Ford Co.
Asbury Automotive Oregon L.L.C.
Asbury Automotive Oregon Management L.L.C.
Thomason Auto Credit Northwest, Inc.
Thomason on Canyon, L.L.C.
Thomason Outfitters L.L.C.
Thomason Suzu L.L.C.
Asbury Automotive St. Louis, L.L.C.
Asbury St. Louis Lex L.L.C.
Asbury St. Louis Cadillac L.L.C.
Asbury St. Louis Gen L.L.C.
Asbury Automotive Tampa GP L.L.C.
Asbury Automotive Tampa, L.P.
Asbury Tampa Management L.L.C.
Tampa LM, L.P.
Tampa Hund, L.P.
Tampa Kia, L.P.
Tampa Mit, L.P.
Tampa Suzu, L.P.
WMZ Motors, L.P.
WMZ Brandon Motors, L.P.
WTY Motors, L.P.
Asbury Automotive Brandon, L.P.
Precision Enterprises Tampa, Inc.
Precision Nissan, Inc.
Precision Computer Services, Inc.
Precision Motorcars, Inc.
Precision Infiniti, Inc.
Dealer Profit Systems L.L.C.
McDavid Plano-Acra, L.P.

McDavid Houston-Kia, L.P.
McDavid Austin-Acra, L.P.
McDavid Irving-Hon, L.P.
McDavid Irving-PB&G, L.P.
McDavid Houston-Niss, L.P.
Plano Lincoln-Mercury, Inc.
McDavid Irving-Zuk, L.P.
McDavid Houston-Hon, L.P.
McDavid Houston-Olds, L.P.
Asbury Texas Management L.L.C.
McDavid Grande, L.P.
McDavid Outfitters, L.P.
McDavid Auction, L.P.
Asbury Automotive Texas L.L.C.
Asbury Automotive Texas Holdings L.L.C.
Asbury Automotive Texas Real Estate Holdings L.P. (formerly McDavid Communications, L.P.)
McDavid Frisco-Hon, L.P.

Schedule II

SCHEDULE OF GUARANTEEING SUBSIDIARIES

        The following schedule lists each Guaranteeing Subsidiary becoming a Guarantor under the Indenture pursuant to the Supplemental Indenture to which this Schedule II is attached:

Asbury Automotive San Diego L.L.C.
Crown GCA L.L.C.
Crown GCH L.L.C.
Crown CHO L.L.C.
Thomason Pontiac-GMC L.L.C.
Asbury Automotive Fresno L.L.C.
Asbury Fresno Imports L.L.C.

II-1

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  Exhibit 4.3
W I T N E S S E T H
SIGNATURES
Schedule I
SCHEDULE OF GUARANTORS
Schedule II
SCHEDULE OF GUARANTEEING SUBSIDIARIES